   As filed with the Securities and Exchange Commission on March ___, 1997
                                                   Registration No. 333-_____
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                         RATIONAL SOFTWARE CORPORATION
              (Exact name of issuer as specified in its charter)

       DELAWARE                                   54-1217099
(State or other jurisdiction of     (I.R.S. Employer Identification No.)
incorporation or organization)

                           2800 SAN TOMAS EXPRESSWAY
                          SANTA CLARA, CA  95051-0951
                   (Address of principal executive offices)

                         ____________________________

                             SQA 1995 STOCK PLAN
                    SQA 1995 EMPLOYEE STOCK PURCHASE PLAN
              SQA 1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
            SQA 1990 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN
                           RATIONAL 1997 STOCK PLAN

                           (Full title of the plans)

                         ____________________________

                                 PAUL D. LEVY
                            CHIEF EXECUTIVE OFFICER
                         RATIONAL SOFTWARE CORPORATION
                           2800 SAN TOMAS EXPRESSWAY
                          SANTA CLARA, CA  95051-0951
                                (408) 496-3600
           (Name, address and telephone number of agent for service)

                         ____________________________

                                   Copy to:
                              Frank Currie, Esq.
                               Tim Sparks, Esq.
                    Wilson Sonsini Goodrich & Rosati, P.C.
                              650 Page Mill Road
                          Palo Alto, California 94304

                         ____________________________

================================================================================

                                                  CALCULATION OF REGISTRATION FEE
======================================================================================================================


 Title of Securities to be Registered     Amount to be     Proposed Maximum      Proposed Maximum        Amount of
                                           Registered       Offering Price          Aggregate         Registration Fee
                                                             Per Share(1)        Offering Price(1)
----------------------------------------------------------------------------------------------------------------------

Common Stock

SQA 1995 Stock Plan                            440,191        $28.125         $12,380,371.87         $ 3,751.63

SQA 1995 Employee Stock                         17,544        $28.125         $   493,425.00         $   149.52
 Purchase Plan

SQA 1995 Non-Employee Director                  46,440        $28.125         $ 1,306,125.00         $   395.80
 Stock Option Plan

SQA 1990 Incentive and Nonqualified            580,482        $28.125         $16,326,056.25         $ 4,947.29
 Stock Option Plan

Rational 1997 Stock Plan                     1,000,000        $28.125         $28,125,000.00         $ 8,522.73
                                            800,000 (2)
TOTAL                                                                                                $17,766.97
 ========================================================================================================================

 (1) Estimated in accordance with Rule 457(h) solely for the purpose of computing the amount of the registration fee based on the prices of the Company's Common Stock as reported on the Nasdaq National Market on February 26, 1997.


 (2) The Rational 1997 Stock Plan allows for the issuance of shares available under the 1994 Stock Option Plan, which plan has been terminated. Currently, shares available under the 1994 Stock Option Plan total 800,000 (the "1994 Plan Shares"). The 1994 Plan Shares have been previously registered on a Registration Statement on Form S-8 (File No. 333-15015) and a registration fee was paid according to Rule 457 (c) upon filing of such Form S-8. Accordingly, the 1994 Plan Shares are not included in the calculation of the fee.

                                 PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------


Item 3.   Incorporation of Documents by Reference
------    ---------------------------------------

     Rational Software Corporation (the "Company") hereby incorporates by reference in this registration statement the following documents:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1996.

     (b) The Registrant's Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 1996, (filed August 13, 1996), September 30, 1996 (filed November 14, 1996), December 31, 1996 (filed February 14, 1997), and the Registrant's current report on Form 8-K (filed February 27, 1997) filed with the Commission.

     (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the registrant document referred to in (a) above.

     (d) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     The Company hereby incorporates by reference in this Registration Statement the contents of the Company's Registration Statements on Form S-8 (Registration Nos. 33-77382, 33-85906, 33-97044, 333-15015, and 333-15007).

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities
------    -------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel
------    --------------------------------------

          Not applicable.

Item 6.   Indemnification of Directors and Officers
------    -----------------------------------------

          Incorporated by reference to the corresponding item of the registrant's Registration Statement on Form S-8 (No. 33-97044).

Item 7.   Exemption From Registration Claimed
------    -----------------------------------

          Not applicable.

Item 8.   Exhibits
------    --------

          4.1 SQA 1995 Stock Plan (incorporated by reference to Registration Statement on Form S-8, File No. 333-01074)

          4.2 SQA 1995 Employee Stock Purchase Plan (incorporated by reference to Registration Statement on Form S-8, File No. 333-01074)

          4.3 SQA 1995 Non-Employee Director Stock Option Purchase Plan (incorporated by reference to Registration Statement on Form S-8, File No. 333-01074)

          4.4 SQA 1990 Incentive and Nonqualified Stock Option Plan (incorporated by reference to Registration Statement on Form S-8, File No. 333-01074)

          4.5 Rational 1997 Stock Plan and Agreements

          5.1 Opinion of counsel as to legality of securities being registered

         23.1  Consent of Independent Auditors

         23.2  Consent of Counsel (contained in Exhibit 5.1)

         24.1  Power of Attorney (see II-5)

Item 9.   Undertakings
------    ------------

          (a) Rule 415 Offering   The undersigned registrant hereby undertakes:
              -----------------

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if
     --------  -------
the registration statement is on Form S-3 ((S)239.13 of this chapter) or Form S-8 ((S)239.16(b) of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Filing incorporating subsequent Exchange Act documents by reference
         -------------------------------------------------------------------

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Request for acceleration of effective date or filing of registration
         --------------------------------------------------------------------
         statement on Form S-8
         ---------------------

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on February 26, 1997.


                              RATIONAL SOFTWARE CORPORATION


                              By: /s/ Robert T. Bond
                                 -------------------
                                 Robert T. Bond
                                 Senior Vice President,
                                 Chief Operating Officer
                                 Chief Financial Officer and Secretary

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Robert T. Bond, his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


         Signature                                Title                             Date
----------------------------   -------------------------------------------     ------------------
      /s/ PAUL D. LEVY         Chief Executive Officer and                     February 26, 1997
----------------------------   Chairman of the Board
        Paul D. Levy           (Principal Executive Officer)

     /s/ ROBERT T. BOND        Senior Vice President, Chief Operating          February 26, 1997
----------------------------   Officer, Chief Financial Officer and
       Robert T. Bond          Secretary (Principal Financial Officer)

   /s/ TIMOTHY A. BRENNAN      Vice President, Finance and Administration      February 26, 1997
----------------------------   (Principal Accounting Officer)
     Timothy A. Brennan

   /s/ MICHAEL T. DEVLIN       President and Director                          February 26, 1997
----------------------------
     Michael T. Devlin

   /s/ JAMES S. CAMPBELL       Director                                        February 26, 1997
----------------------------
     James S. Campbell

   /s/ DANIEL H. CASE III      Director                                        February 26, 1997
----------------------------
     Daniel H. Case III

    /s/ LESLIE G. DENEND       Director                                        February 26, 1997
----------------------------
      Leslie G. Denend

    /s/ JOHN E. MONTAGUE       Director                                        February 26, 1997
----------------------------
      John E. Montague

 /s/ ALLISON R. SCHLEICHER     Director                                        February 26, 1997
----------------------------
   Allison R. Schleicher

                                 EXHIBIT INDEX

  Exhibit
   Number
------------

 4.5         Rational 1997 Stock Plan and Agreements

 5.1 Opinion of counsel as to legality of securities being registered

23.1         Consent of Independent Auditors

23.2         Consent of Counsel (contained in Exhibit 5.1)

24.1         Power of Attorney (see II-5)